Exhibit 10.2

January 14, 2019

TO:                                                                         GOLDCORP INC. (the “Company” or “you”)

Dear Sirs/Madams:

Re:          Support and Voting Agreement

BACKGROUND

I (the “Holder”) understand that you and Newmont Mining Corporation (the “Acquiror” or “Newmont”) wish to enter into an arrangement agreement dated as of the date hereof (the “Arrangement Agreement”) contemplating the acquisition by the Acquiror of all of the issued and outstanding common shares of the Company pursuant to a plan of arrangement under the provisions of the Business Corporations Act (Ontario).

Capitalized terms used in this letter agreement not otherwise defined herein shall have the respective meanings given to them in the Arrangement Agreement.

I, [            ], am the beneficial owner of, or exercise control or direction over, [   ] Newmont Shares (the “Holder Shares”), [   ] Newmont RSUs (the “Holder RSUs”), [   ] Newmont performance leveraged stock units (the “Holder PSUs”), Newmont director stock units (the “Holder DSUs”) and [   ] options to purchase Newmont Shares (the “Holder Options”). The Holder Shares, the Holder RSUs, the Holder PSUs, the Holder DSUs and the Holder Options, together with any other securities of the Acquiror directly or indirectly acquired by or issued to me during the term of this Agreement, are collectively referred to herein as the “Holder Securities”.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE HOLDER

I hereby agree, in my capacity as securityholder and not in my capacity as an officer or director of the Acquiror:

1.                                      at any meeting of shareholders of the Acquiror to be held to consider the Newmont Resolutions (including the Newmont Meeting) or any of the other transactions contemplated by the Arrangement Agreement, or any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Newmont Resolutions or any of the transactions contemplated by the Arrangement Agreement is sought, to be counted as present for purposes of establishing quorum and to vote or to cause to be voted (and not withdraw any proxies or change its vote in respect thereof) the Holder Shares and any other Holder Securities entitled to be voted in respect of such matter, if any (a) in favour of the approval, consent, ratification and adoption of the Newmont Resolutions and any other matter necessary for the consummation of the Arrangement, and (b) against any resolution, any action, proposal, transaction or agreement proposed by any other Person, that could reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement or delay or interfere with, the completion of the Arrangement;

2.                                      if requested by you, acting reasonably, to deliver or to cause to be delivered to the Acquiror’s transfer agent duly executed proxies or voting information forms, such proxies or voting information forms (a) instructing the holder thereof to vote (i) in favour of the Newmont Resolutions and any other matter necessary for the consummation of the Arrangement, and (ii) against any matter that could reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement or delay or interfere with, the completion of the Arrangement, and (b) naming those individuals as may be designated by the Acquiror in the management proxy statement in connection with the meeting of shareholders of the Acquiror at which the Newmont Resolutions will be voted on;

3.                                      not take any other action of any kind, including voting or not voting any of the Holder Securities, that would reasonably be expected to preclude, delay or interfere with the completion of the Arrangement; and

4.                                      not to, directly or indirectly, sell, transfer, pledge or assign or agree to sell, transfer, pledge or assign any of the Holder Securities or any interest therein without your prior written consent, other than pursuant to the Arrangement Agreement; provided that the foregoing shall not apply to transactions pursuant to a trading plan pursuant to Rule 10b5-1 that is in existence on the date hereof or established in accordance with the Acquiror’s policies; provided, that such newly established plan does not provide for the sale of Holder Securities prior to the termination of this letter agreement.

Notwithstanding anything in this letter agreement to the contrary, if the Newmont Board makes a Newmont Change in Recommendation, I shall be entitled to abstain from voting on (a) the approval, consent, ratification and adoption of the Newmont Resolutions and any other matter necessary for the consummation of the Arrangement, and (b) any matter that could reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement or delay or interfere with, the completion of the Arrangement.

I hereby represent and warrant that, subject to the terms of the Holder RSUs, the Holder PSUs, the Holder DSUs and the Holder Options, (a) I am the beneficial owner of, or exercise control or direction over, the Holder Securities, with good title thereto free and clear of any and all Liens, (b) I have the sole and exclusive right to vote (if applicable) and sell all of the Holder Securities, and, other than pursuant to this letter agreement, none of the Holder Securities is subject to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling, or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind, (c) no person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from me of any of the Holder Securities or any interest therein or right thereto, (d) the only securities of the Acquiror beneficially owned by me and/or over which I exercise control, directly or indirectly, on the date hereof are the Holder Securities set forth on the first page hereof; and (e) this letter agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditor rights, generally and to principles of equity, and the performance by the Holder of its obligations hereunder will not constitute a violation or breach of or default under, or conflict with any constating documents of the Holder, if applicable, contract, commitment, agreement, understanding or arrangement of any kind to which the Holder is or will be a party and by which the Holder will be bound at the time of such performance. The representations and warranties of the Holder set forth in this paragraph shall not survive the completion of the Arrangement and will expire and be terminated on the earlier of the Effective Time and the date on which this letter agreement is terminated in accordance with its terms.

Notwithstanding any provision of this letter agreement to the contrary, (a) but subject to the terms and conditions of the Arrangement Agreement, I, in my capacity as director or officer of the Acquiror, shall not be limited or restricted in any way whatsoever in the exercise of my fiduciary duties as director or officer of the Acquiror, and (b) I will be entitled to exercise my rights under the Holder RSUs, the Holder PSUs, the Holder DSUs and the Holder Options to acquire Newmont Shares (which Newmont Shares, will be subject to the terms of this letter agreement).

I acknowledge that the I: (a) have: (i) read this letter agreement in its entirety, understand it and agree to be bound by its terms and conditions; and (ii) been granted the opportunity to ask questions of, and to receive answers from, the Acquiror’s legal counsel concerning the terms and conditions of this letter agreement; (b) have been advised to seek independent legal advice with respect to the execution and delivery of this letter agreement and have received such advice or have, without undue influence, elected to waive the benefit of any such advice; and (c) am entering into this letter agreement voluntarily.

REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE COMPANY

The Company hereby represents and warrants to the Holder that the Company validly subsists under the laws of Ontario and has all necessary corporate power and capacity to execute and deliver the letter agreement and to perform its obligations hereunder, and the execution and delivery of this letter agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditor rights, generally and to principles of equity, and the performance by the Company of its obligations hereunder will not constitute a violation or breach of or default under, or conflict with (i) any contract, commitment, agreement, understanding or arrangement of any kind to which the Company will be a party and by which the Company will be bound at the time of such performance, and (ii) to its knowledge, any applicable Laws, and acknowledges that the Holder is relying on such representations and warranties in connection with entering into this letter agreement.  The representations and warranties of the Company set forth in this paragraph shall not survive the completion of the Arrangement and will expire and be terminated on the earlier of the Effective Time and the date on which this letter agreement is terminated in accordance with its terms.

Notwithstanding any other provision of this letter agreement, the Company hereby agrees and acknowledges that the Holder is bound hereunder solely in its capacity as a securityholder of the Acquiror and that the provisions hereof shall not be deemed or interpreted to bind the Holder in its capacity as a director or officer of the Acquiror (if the Holder holds such office).  Without limiting the foregoing, the Company acknowledges and agrees that (a) action taken by the Holder in its capacity as director or officer of the Acquiror shall not be a violation of this letter agreement; and (b) nothing in this letter agreement shall prevent the Holder from serving as, or fulfilling its fiduciary duties as, a director of the Acquiror.

GENERAL

The parties agree that the details of this letter agreement may be described in any press release, proxy statement or other communication prepared by the Acquiror or the Company in connection with the Arrangement and in any report on Form 8-K prepared by the Acquiror in connection with the execution and delivery of this letter agreement and further agree to this letter agreement being made publicly available, including by filing on EDGAR and by any filings made under the securities laws of the Canada or any state thereof (including disclosure of each parties’ identity, ownership of Holder Securities and the nature of the parties’ commitments, arrangements and understandings under this letter agreement and any other information required by applicable Law), in accordance with applicable securities Laws.

This letter agreement shall terminate and be of no further force or effect only upon the earliest of: (a) our written agreement; (b) the termination of the Arrangement Agreement in accordance with its terms; (c) if the Company varies the terms of the Arrangement Agreement in a manner that is materially adverse to the Holder without my consent; or (d) the Effective Time.

This letter agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

This letter agreement shall be binding upon you and I and upon our respective heirs, legal representatives, successors and permitted assigns (as applicable), provided that neither you nor I may assign, delegate or otherwise transfer any of our respective rights, interests or obligations under this letter agreement without the prior written consent of the other, except that you may assign, delegate or otherwise transfer any of your rights, interests or obligations under this letter to an affiliate, without reducing your obligations hereunder.

The parties acknowledge and agree that irreparable damage may occur in the event any of the provisions of this letter agreement are not performed in accordance with their specific terms or otherwise are breached or violated.  Accordingly, the parties agree that, without posting bond or other undertaking, the parties will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this letter agreement and to seek to enforce by specific performance this letter agreement and the terms and provisions hereof in any claim (whether at law or in equity, whether civil or criminal), cause of action (whether in contract or tort or otherwise), hearing, charge, complaint, demand or notice to, from, by or before any Governmental Entity having jurisdiction over us and the matter in addition to any other remedy to which it may be entitled, at law or in equity and the parties hereby waive any and all defences which could exist in their favour in connection with such enforcement and waive any requirement for security or the posting of any bond in connection with such enforcement.

This letter agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this letter agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing this letter agreement where indicated below and returning the same to me, upon which this letter agreement as so accepted shall constitute an agreement among us.

Yours truly,

Accepted and agreed on January 14, 2019.

GOLDCORP INC.

Per:
Name:
Title: